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                                                                    EXHIBIT 3.01


            [X] AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

                            EGREETINGS NETWORK, INC.


        EGREETINGS NETWORK, INC., a corporation organized and existing under the laws of the State of Delaware originally incorporated under the name Egreetings Merger Corporation on October 19, 1999 (the "Corporation") hereby certifies that:

        1. The name of the Corporation is Egreetings Network, Inc.

        2. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on October 19, 1999. An Agreement and Plan of Merger was filed with the Secretary of State of the State of Delaware on November 19, 1999.

        3. The Amended and Restated Certificate of Incorporation of the Corporation as provided in Exhibit A hereto was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation.

        4. Pursuant to Section 245 of the Delaware General Corporation Law, approval of the stockholders of the Corporation has been obtained.

        The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in EXHIBIT A attached hereto and is hereby incorporated by reference.

        IN WITNESS WHEREOF, the undersigned has signed this certificate this 19th day of November, 1999, and hereby affirms and acknowledges under penalty of perjury that the filing of this Amended and Restated Certificate of Incorporation is the act and deed of Egreetings Network, Inc.



                                            EGREETINGS NETWORK, INC.



                                            By: /s/ ANDREW J. MOLEY
                                               --------------------------
                                                   Andrew J. Moley
                                                   Senior Vice President



ATTEST:

/s/ ANDREW P. MISSAN
-----------------------
Andrew P. Missan
Secretary


1.

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                                    EXHIBIT A

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

                            EGREETINGS NETWORK, INC.


                                       I.

        The name of this corporation is Egreetings Network, Inc.

                                       II.

        The address of the registered office of the corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent, and the name of the registered agent of the corporation in the State of Delaware is National Registered Agents, Inc.

                                      III.

        The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

                                       IV.

        This corporation is authorized to issue two classes of shares of stock, to be designated Common Stock and Preferred Stock, respectively. This corporation is authorized to issue 75,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. The shares of Preferred Stock may be issued from time to time in series. The par value of Common Stock and Preferred Stock is $0.001 per share.

        Of the 20,000,000 shares of Preferred Stock, this corporation is authorized to issue 520,000 shares of Series A Preferred Stock, 457,503 shares of Series B Preferred Stock, 808,257 shares of Series C Preferred Stock, 933,200 shares of Series D Preferred Stock, 2,200,000 shares of Series E Preferred Stock, 3,853,632 shares of Series F Preferred Stock and 10,000,000 Shares of Series G Preferred Stock.

        The Board of Directors of this corporation is authorized to fix or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, including but not limited to the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions) and the liquidation preferences, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of such series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. The respective rights, preferences, privileges, and restrictions of the Series A Preferred Stock, Series B Preferred Stock, Series C


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Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F
Preferred Stock and Series G Preferred Stock (the "Series A-G Preferred Stock") are set forth below.

        1.     VOTING RIGHTS.

               (a) Except as otherwise provided below or as required by law, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock (such stock collectively, the "Series A-D, F and G Preferred Stock" and such holders, collectively, the "Series A-D, F and G Preferred Stockholders") will be entitled to notice of any meeting of stockholders of the corporation and to vote upon any matter submitted to stockholders of the corporation on the following basis: each share of Series A-D, F and G Preferred Stock will be treated as the number of shares of Common Stock into which such share could be converted pursuant to paragraph 4 below on the record date fixed for the vote or consent of stockholders. The holders of the Series E Preferred Stock will have no vote on any matter submitted to the stockholders of the corporation, except as required by law or as otherwise provide in paragraph 5 below.

               (b) (i) The holders of the Series A Preferred Stock will be entitled, voting as a separate class, to elect one (1) director, the holders of the Series B Preferred Stock will be entitled, voting as a separate class, to elect one (1) director, and the holders of the Series F Preferred Stock will be entitled, voting as a separate class, to elect one (1) director, in each case on an as converted into Common Stock basis.

                   (ii) The holders of the Series D Preferred Stock will be entitled, voting as a separate class, to elect one (1) director, on an as converted into Common Stock basis, provided that at least 931,142 shares of Series D Preferred Stock remain issued and outstanding, provided further that such right may be waived by the consent of the holders of a majority of the outstanding shares of Series D Preferred Stock expressed in a written instrument or agreement.

                   (iii) The holders of Common Stock (the "Common
Stockholders"), voting as a separate class, will be entitled to elect three (3) directors.

                   (iv) The remaining directors shall be elected by the Series A-D, F and G Preferred Stockholders and the Common Stockholders, voting together as a single class (the "Combined Class"), with each share of Series A-D, F and G Preferred Stock being treated as the number of shares of Common Stock into which such share could be converted in the manner set forth in paragraph 1(a) above.

                   (v) Any director elected solely by the holders of the Series A Preferred Stock, by the holders of the Series B Preferred Stock, by the holders of the Series D Preferred Stock, by the holders of the Series F Preferred Stock, by the Common Stockholders, or by the Combined Class, as the case may be, may be removed, either with or without cause, by, and only by, the affirmative vote of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, the Common Stockholders, or the Combined Class, respectively, either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders, and any vacancy thereby created or otherwise


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resulting may be filled by, and only by, the holders of the Series A Preferred
Stock, Series B Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, the Common Stockholders, or the Combined Class, as the case may be.

               (c) Except as otherwise required by law or provided by this Certificate of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of stockholders; provided that for action upon any matter as to which holders of shares are entitled to vote as a class or series, a majority of the shares of such class or series, represented in person or by proxy, will constitute a quorum.

        2. DIVIDENDS. In the event that any dividend (cash or otherwise) is declared on Common Stock, the holders of the Series A-G Preferred Stock will be entitled to receive dividends pari passu, out of funds legally available therefor, prior and in preference to payment on Common Stock, in an amount per share of Series A-G Preferred Stock as would be payable on the number of shares of Common Stock into which each such share of Series A-G Preferred Stock would be converted pursuant to paragraph 4 as of the record date for the determination of the Common Stockholders entitled to receive such dividend. Such dividends will not be cumulative.

        3.     LIQUIDATION PREFERENCE.

               (a) For purposes hereof, the Original Purchase Price of the Series A Preferred Stock is Eighty Cents ($.80) per share, the Original Purchase Price of the Series B Preferred Stock is Two Dollars ($2.00) per share, the Original Purchase Price of the Series C Preferred Stock is Four Dollars ($4.00) per share, the Original Purchase Price of the Series D Preferred Stock is Six Dollars and Thirty-Nine Cents ($6.39) per share, the Original Purchase Price of the Series E Preferred Stock is the lesser of (i) Six Dollars and Forty-Three Cents ($6.43) per share, and (ii) the amount stated as the "Exercise Price" in that certain Warrant to Purchase Series E Preferred Stock dated September 30, 1999 issued to Gibson Greetings, Inc., the Original Purchase Price of the Series F Preferred Stock is Seven Dollars ($7.00) per share and the Original Purchase Price of the Series G Preferred Stock is Four Dollars and Four Cents ($4.04) per share.

               (b) In the event of the liquidation, dissolution or winding up of the corporation, either voluntary or involuntary (a "Liquidation"), the assets of the corporation legally available for distribution to the stockholders of the corporation (the "Distributable Assets") will be distributed in the following order:

                      (i) first, to the Series A-G Preferred Stockholders, in each case prior to and in preference to any distribution to the Common Stockholders, an amount per share equal to the applicable Original Purchase Price of such series of Preferred Stock (as appropriately adjusted for stock splits, recapitalizations, combinations and the like) plus all declared and unpaid dividends with respect thereto; and

                      (ii) second, to the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, the "Series A-C Preferred Stock," and the Commonn Stockholders, based on their respective pro rata share of such Distributable Assets (such


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pro rata share being an amount equal to the percentage of the outstanding shares of Common Stock held by such stockholder, as if all outstanding shares of Series A-C Preferred Stock had been converted into shares of Common Stock as provided in paragraph 4), provided that aggregate distributions to the Series A-C Preferred Stockholders pursuant to paragraph 3(b)(i) above and this paragraph 3(b)(ii) shall not exceed $1.00 per share of Series A Preferred Stock, $2.50 per share of Series B Preferred Stock and $5.00 per share of Series C Preferred
Stock (each as appropriately adjusted for stock splits, recapitalizations, combinations and the like).

                      (iii) if upon the occurrence of a Liquidation the Distributable Assets are insufficient to permit the payment to the Series A-G Preferred Stockholders of the full preferential amounts to which they are then entitled as provided in clause (i) of this paragraph 3(b), then the Distributable Assets will be distributed ratably among such Series A-G Preferred Stockholders based on their respective liquidation preference amounts as set forth in clause (i) above.

                      (iv) If upon the occurrence of a Liquidation, the Distributable Assets are sufficient to permit the payment to the Series A-G Preferred Stockholders of the full preferential amounts to which they are then entitled as provided in clause (i) above, but are insufficient to permit the payment to the Series A-C Preferred Stockholders and the Common Stockholders of the additional full amount to which they are then entitled as provided in clause
(ii) of this paragraph 2(b), then the full preferential amounts provided in clause (i) will be paid to the Series A-G Preferred Stockholders, and the remaining Distributable Assets will be distributed ratably among such Series A-C Preferred Stockholders and the Common Stockholders based on the formula set forth in clause (ii) above.

                      (v) After payment has been made to the Series A-G Preferred Stockholders and the Common Stockholders of the full amounts to which they are then entitled as provided in clauses (i) and (ii) of this paragraph 2(b), any remaining Distributable Assets will be distributed ratably among the Common Stockholders.

               (c) A Liquidation for the purposes of this paragraph 3 includes a sale of all or substantially all of the assets of the corporation and a merger or consolidation of the corporation with or into any other corporation or corporations, or any other corporate reorganization, where the stockholders of the corporation immediately prior to such event do not retain more than a fifty percent (50%) interest in the successor entity (a "Merger or Sale of Corporation"). No later than 10 days before the consummation of any Merger or Sale of Corporation, the corporation shall deliver a notice to each Series A-G Preferred Stockholder setting forth the principal terms of such Merger or Sale of Corporation. Such notice shall be delivered as provided in paragraph 4(h) below.

               (d) Each Series A-G Preferred Stockholder shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the California Corporations Code, to distributions made by the corporation in connection with the repurchase at cost (or such other price as may be agreed to by this corporation's Board of Directors) of shares of Common Stock issued to or held by officers, directors or employees of, or consultants, advisers and others who provide services to, this corporation or its subsidiaries upon termination of their employment or services pursuant


5.

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to agreements (whether now existing or hereafter entered into) providing for the right of said repurchase between the corporation and such persons.

        4. CONVERSION TO COMMON STOCK. The Series A-G Preferred Stock shall be convertible into Common Stock of the corporation as follows:

               (a) OPTIONAL CONVERSION. Each Series A-G Preferred Stockholder may, at any time, and from time to time, convert any or all of such holder's shares of Series A-G Preferred Stock into fully-paid and non-assessable shares of Common Stock.

               (b) AUTOMATIC CONVERSION.

                      (i) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock:

                             (1) immediately upon the closing of the
corporation's sale of its Common Stock in an underwritten public offering registered under the Securities Act of 1933, as amended, on Form S-1, Form SB-1 or Form SB-2 (or any successor equivalent forms) at a per share public offering price of not less than $2.50 (as appropriately adjusted for stock splits, recapitalizations, combinations and the like) and for an aggregate public offering price of not less than $7,500,000; or

                             (2) the date on which the number of shares of
Series A Preferred Stock outstanding is less than 50% of the greatest number of shares of Series A Preferred Stock that have been outstanding at any time (as appropriately adjusted for stock splits, recapitalizations, combinations and the like).

                      (ii) Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock:

                             (1) immediately upon the closing of the
corporation's sale of its Common Stock in an underwritten public offering registered under the Securities Act of 1933, as amended, on Form S-1, Form SB-1 or Form SB-2 (or any successor equivalent forms) at a per share public offering price of not less than $5.00 (as appropriately adjusted for stock splits, recapitalizations, combinations and the like) and for an aggregate public offering price of not less than $7,500,000; or

                             (2) the date on which the number of shares of
Series B Preferred Stock outstanding is less than 50% of the greatest-number of shares of Series B Preferred Stock that have been outstanding at any time (as appropriately adjusted for stock splits, recapitalizations, combinations and the like).

                      (iii) Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock:

                             (1) immediately upon the closing of the
corporation's sale of its


6.

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Common Stock in an underwritten public offering registered under the Securities
Act of 1933, as amended, on Form S-1, Form SB-1 or Form SB-2 (or any successor equivalent forms) at a per share public offering price of not less than $6.00 (as appropriately adjusted for stock splits, recapitalizations, combinations and the like) and for an aggregate public offering price of not less than $7,500,000; or

                             (2) the date on which the number of shares of
Series C Preferred Stock outstanding is less than 50% of the greatest number of shares of Series C Preferred Stock that have been outstanding at any time (as appropriately adjusted for stock splits, recapitalizations, combinations and the like).

                      (iv) Each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock:

                             (1) immediately upon the closing of the
corporation's sale of its Common Stock in an underwritten public offering registered under the Securities Act of 1933, as amended, on Form S-1, Form SB-1 or Form SB-2 (or any successor equivalent forms) for an aggregate public offering price of not less than $7,500,000; or

                             (2) the date on which the number of shares of
Series D Preferred Stock outstanding is less than 50% of the greatest number of shares of Series D Preferred Stock that have been outstanding at any time (as appropriately adjusted for stock splits, recapitalizations, combinations and the like).

                      (v) Each share of Series E Preferred Stock shall automatically be converted into shares of Common Stock:

                             (1) immediately upon the closing of the
corporation's sale of its Common Stock in an underwritten public offering registered under the Securities Act of 1933, as amended, on Form S-1, Form SB-l or Form SB-2 (or any successor equivalent forms) for an aggregate public offering price of not less than $7,500,000; or

                             (2) the date on which the number of shares of
Series E Preferred Stock outstanding is less than 50% of the greatest number of shares of Series E Preferred Stock that have been outstanding at any time (as appropriately adjusted for stock splits, recapitalizations, combinations and the like).

                      (vi) Each share of Series F Preferred Stock shall automatically be converted into shares of Common Stock:

                             (1) immediately upon the closing of the
corporation's sale of its Common Stock in an underwritten public offering registered under the Securities Act of 1933, as amended, on Form S-1, Form SB-l or Form SB-2 (or any successor equivalent forms) at a per share public offering price of not less than $15.00 (as appropriately adjusted for stock splits, recapitalizations, combinations and the like) for an aggregate public offering price of not less than $15,000,000; or


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                             (2) upon the vote or written consent of the
holders, of at least a majority of the outstanding shares of Series F Preferred Stock.

                      (vii) Each share of Series G Preferred Stock shall automatically be converted into shares of Common Stock:

                             (1) immediately upon the closing of the
corporation's sale of its Common Stock in an underwritten public offering registered under the Securities Act of 1933, as amended, on Form S-1, Form SB-l or Form SB-2 (or any successor equivalent forms) at a per share public offering price of not less than $5.25 (as appropriately adjusted for stock splits, recapitalizations, combinations and the like) for an aggregate public offering price of not less than $15,000,000; or

                             (2) upon the vote or written consent of the
holders, of at least a majority of the outstanding shares of Series G Preferred Stock.

               (c)    CONVERSION RATE.

                      (i) Upon conversion of the Series A Preferred Stock, each such share shall be converted into the number of shares of Common Stock that results from dividing the Original Purchase Price of the Series A Preferred Stock by the Series A Conversion Price in effect at the time of conversion. Upon conversion of the Series B Preferred Stock, each such share shall be converted into the number of shares of Common Stock that results from dividing the Original Purchase Price of the Series B Preferred Stock by the Series B Conversion Price in effect at the time of conversion. Upon conversion of the Series C Preferred Stock, each such share shall be converted into the number of shares of Common Stock that results from dividing the Original Purchase Price of the Series C Preferred Stock by the Series C Conversion Price in effect at the time of conversion. Upon conversion of the Series D Preferred Stock, each such share shall be converted into the number of shares of Common Stock that results from dividing the Original Purchase Price of the Series D Preferred Stock by the Series D Conversion Price in effect at the time of conversion. Upon conversion of the Series E Preferred Stock, each such share shall be converted into the number of shares of Common Stock that results from dividing the Original Purchase Price of the Series E Preferred Stock by the Series E Conversion Price in effect at the time of conversion. Upon conversion of the Series F Preferred Stock, each such share shall be converted into the number of shares of Common Stock that results from dividing the original Purchase Price of the Series F Preferred Stock by the Series F Conversion Price in effect at the time of conversion. Upon conversion of the Series G Preferred Stock, each such share shall be converted into the number of shares of Common Stock that results from dividing the original Purchase Price of the Series G Preferred Stock by the Series G Conversion Price in effect at the time of conversion.

                      (ii) The initial Series A Conversion Price will be the Original Purchase Price of the Series A Preferred Stock; the initial Series B Conversion Price will be the Original Purchase Price of the Series B Preferred Stock; the initial Series C Conversion Price will be the Original Purchase Price of the Series C Preferred Stock; the initial Series D Conversion Price will be the Original Purchase Price of the Series D Preferred Stock; the initial Series E Conversion


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Price will be the Original Purchase Price of the Series E Preferred Stock; the
initial Series F Conversion Price will be the Original Purchase Price of the Series F Preferred Stock; and the initial Series G Conversion Price will be the Original Purchase Price of the Series G Preferred Stock; each as set forth in paragraph 3(a) above. (The Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price and the Series G Conversion Price sometimes are referred to hereafter, either individually or collectively as the context requires, as the "Conversion Price.") The Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided.

                      (iii) In the case of optional conversion, before any Series A-G Preferred Stockholder shall be entitled to convert shares of Series A-G Preferred Stock into Common Stock, such holder shall surrender the certificate or certificates therefor (or an affidavit certifying that such certificate has been mutilated or apparently lost, destroyed or stolen along with an appropriate indemnity), duly endorsed, to the office of the corporation or any transfer agent for such series of Preferred Stock and shall give written notice to the corporation at such office that he elects to convert the same. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided, and, if less than all of the shares represented by such certificate are converted, a certificate representing the unconverted shares of Series A-G Preferred Stock, as the case may be. Such conversion shall be deemed to have been made as of the date of such surrender of the certificate for the stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. If the conversion is in connection with an offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering shares of Series A-G Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock deliverable upon such conversion of the Series A-G Preferred Stock shall not be deemed to have converted such Series A-G Preferred Stock until immediately prior to the closing of such sale of securities.

                      (iv) In the case of automatic conversion, on and after the related conversion event, notwithstanding that any certificates for such shares of Series A-G Preferred Stock subject to such conversion shall not have been surrendered for conversion, the shares of Series A-G Preferred Stock evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the holder (1) to receive the shares of Common Stock to which such holder shall be entitled upon conversion thereof, and (2) to receive the amount of cash payable in respect of any fractional share of Common Stock to which such holder shall be entitled.

               (d) ADJUSTMENTS TO CONVERSION PRICE. The Conversion Price of the Series A-G Preferred Stock in effect from time to time shall be subject to adjustment in certain cases as follows:


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                      (i) ADJUSTMENT FOR COMBINATIONS OR CONSOLIDATIONS OF
COMMON STOCK. In the event the corporation at any time or from time to time after the effective date of the initial sale of Series A Preferred Stock (the "Series A Preferred Original Issue Date"), the effective date of the initial sale of Series B Preferred Stock (the "Series B Preferred Original Issue Date"), the effective date of the initial sale of Series C Preferred Stock (the "Series C Preferred Original Issue Date"), the effective date of the initial sale of Series D Preferred Stock (the "Series D Preferred Original Issue Date"), the effective date of the initial sale of Series E Preferred Stock (the "Series E Preferred Original Issue Date"), the effective date of the initial sale of Series F Preferred Stock (the "Series F Preferred Original Issue Date") or the effective date of the initial sale of Series G Preferred Stock (the "Series G Preferred Original Issue Date"), as the case may be, effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Series A-G Preferred Stock, as the case may be, then the existing Conversion Price for each series of the Series A-G Preferred Stock will be decreased or increased proportionately.

                      (ii) ADJUSTMENT FOR DIVIDENDS AND DISTRIBUTIONS OF COMMON STOCK AND COMMON STOCK EQUIVALENTS. In the event the corporation at any time or from time to time after the applicable Original Issue Date makes or issues, or fixes a record date for the determination of holders of Common Stock (but not Series A-G Preferred Stockholders) entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights (hereinafter referred to as "Common Stock Equivalents") convertible into or entitling the holder thereof to receive additional shares of Common Stock without payment of any consideration for such Common Stock Equivalents or the additional shares of Common Stock, for the purpose of protecting the Series A-G Preferred Stockholders from any dilution in connection therewith, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents will be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such record date. In each such event, the then existing Conversion Price for each series of the Series A-G Preferred Stock will be decreased as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price by a fraction:

                             (1) the numerator of which will be the total number
of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                             (2) the denominator of which will be the total
number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus that number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents; provided that if such record date has been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, then the Conversion Price for the


10.

applicable series of the Series A-G Preferred Stock will be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the applicable series of the Series A-G Preferred Stock will be adjusted pursuant to this paragraph 4(d) as of the time of actual payment of such dividends or distribution.

                      (iii) RECAPITALIZATION. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or Merger or Sale of Corporation transaction provided for elsewhere in this paragraph 4), a provision shall be made so that the Series A-G Preferred Stockholders shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock issuable upon conversion thereof would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph 4 with respect to the rights of the Series A-G Preferred Stockholders after the recapitalization to the end that the provisions of this paragraph 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of shares of Series A-G Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                      (iv) ADJUSTMENT FOR SALE OF SHARES.

                             (1) If at any time after the Series A Preferred
Original Issue Date, the corporation issues or sells any shares of its Common Stock, other than "Excluded Shares" (as defined below), for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in each such case, the Series A Conversion Price will be reduced to a price (calculated to the nearest cent) determined by multiplying the Series A Conversion Price by a fraction: (a) the numerator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the corporation for such issuance would purchase at such applicable Series A Conversion Price, and (b) the denominator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock issued pursuant to such issuance; provided that such fraction will in no event be greater than one (a), such that the Series A Conversion Price will not be increased by the adjustment provided in this clause (1).

                             (2) If at any time after the Series B Preferred
Original Issue Date, the corporation issues or sells any shares of its Common Stock other than "Excluded Shares," for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in each such case, the Series B Conversion Price will be reduced to a price (calculated to the nearest cent) determined by multiplying such Series B Conversion Price by a fraction: (a) the numerator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the corporation for such issuance would purchase at such applicable Series B Conversion Price, and (b) the denominator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock issued pursuant to such issuance; provided that such


11.

fraction will in no event be greater than one (a), such that the Series B Conversion Price will not be increased by the adjustment provided in this lause (2).

                             (3) If at any time after the Series C Preferred
Original Issue Date, the corporation issues or sells any shares of its Common Stock, other than "Excluded Shares," for a consideration per share less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, then the Series C Conversion Price will be reduced to a price (calculated to the nearest cent) determined by multiplying such Series C Conversion Price by a fraction: (a) the numerator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the corporation for such issuance would purchase at such applicable Series C Conversion Price, and (b) the denominator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock issued pursuant to such issuance; provided that such fraction will in no event be greater than one (a) such that the Series C Conversion Price will not be increased by the adjustment provided in this clause (3).

                             (4) If at any time after the Series D Preferred
Original Issue Date, the corporation issues or sells any shares of its Common Stock, other than "Excluded Shares," for a consideration per share less than the Series D Conversion Price in effect on the date of and immediately prior to such issue, then and in each such case, the Series D Conversion Price will be reduced to a price (calculated to the nearest cent) determined by multiplying such Series D Conversion Price by a fraction: (a) the numerator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the corporation for such issuance would purchase at such applicable Series D Conversion Price, and (b) the denominator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock issued pursuant to such issuance; provided that such fraction will in no event be greater than one (a), such that the Series D Conversion Price will not be increased by the adjustment provided in this clause (4).

                             (5) If at any time after the Series F Preferred
Original Issue Date, the corporation issues or sells any shares of its Common Stock, other than "Excluded Shares," for a consideration per share less than the Series F Conversion Price in effect on the date of and immediately prior to such issue, then and in each such case, the Series F Conversion Price will be reduced to a price (calculated to the nearest cent) determined by multiplying such Series F Conversion Price by a fraction: (a) the numerator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the corporation for such issuance would purchase at such applicable Series F Conversion Price, and (b) the denominator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock issued pursuant to such issuance; provided that such fraction will in no event be greater than one (a), such that the Series F Conversion Price will not be increased by the adjustment provided in this clause (5).


12.

                             (6) If at any time after the Series G Preferred
Original Issue Date, the corporation issues or sells any shares of its Common Stock, other than "Excluded Shares," for a consideration per share less than the Series G Conversion Price in effect on the date of and immediately prior to such issue, then and in each such case, the Series G Conversion Price will be reduced to a price (calculated to the nearest cent) determined by multiplying such Series G Conversion Price by a fraction: (a) the numerator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the corporation for such issuance would purchase at such applicable Series G Conversion Price, and (b) the denominator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock issued pursuant to such issuance; provided that such fraction will in no event be greater than one (a), such that the Series G Conversion Price will not be increased by the adjustment provided in this clause (6).

For purposes of this paragraph 4(d): the shares of Common Stock initially issuable upon conversion of Series A-G Preferred Stock will be deemed to be outstanding on each of the Series A Preferred Original Issue Date, the Series B Preferred Original Issue Date, the Series C Preferred Original Issue Date, the Series D Preferred Original Issue Date, the Series F Preferred Original Issue Date and the Series G Preferred Original Issue Date; and the term "Excluded Shares" will mean: (a) shares of Common Stock issued on conversion of Series A-G Preferred Stock; (b) shares of Common Stock issued either directly or upon exercise of options or warrants to officers, directors or employees of, or consultants, advisers and others who provide services to, the corporation and its subsidiaries (the "Compensatory Shares" pursuant to any stock option or purchase plan or similar arrangement approved by the Board of Directors and (c) shares of Common Stock or Preferred Stock issued either directly or upon the exercise or conversion of options, warrants or rights or other securities convertible into shares of Common Stock ("Strategic Shares"), in connection with a transaction with a third party which is determined to have as its primary purpose the formation of a strategic business relationship, such determination being made in good faith by the Board of Directors, provided that the number of Strategic Shares so issued does not exceed, in the aggregate, 10% of the Fully-Diluted Outstanding Stock, or such higher percentage of the Fully-Diluted Outstanding Stock as may be approved by either the unanimous vote of the Directors present at a duly held meeting of the Board of Directors of the corporation, or the unanimous written consent of all of the Directors of this corporation, or the unanimous vote or written consent of the holders of a majority of the outstanding shares of Series A-D, F and G Preferred Stock, with each series voting as a separate class. For purposes of this paragraph 4(d), the term "Fully-Diluted Outstanding Stock" means all of the outstanding shares of Common Stock of the corporation, including the total number of shares of Common Stock into which all outstanding shares of Preferred Stock are then convertible and all outstanding warrants, options and rights which are then exercisable.

                             (7) For the purpose of making any adjustment in the
Conversion Price as provided above, the consideration received by the corporation for any issue or sale of Common Stock will be computed:

                                    a. to the extent it consists of cash, as the
amount of


13.

cash received by the corporation before deduction of any offering expenses payable by the corporation and any underwriting or similar commissions, compensation, or concessions paid or allowed by the corporation in connection with such issue or sale;

                                    b. to the extent it consists of property
other than cash, at the fair market value of that property as determined in good faith by the corporation's Board of Directors; and

                                    c. if Common Stock is issued or sold
together with other stock or securities or other assets of the corporation for a consideration which covers both, as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Common Stock.

                             (8) If the corporation:

                                    a. grants any rights or options (other than
rights or options issued in connection with the Compensatory Shares or Strategic Shares) to subscribe for, purchase, or otherwise acquire shares of Common Stock, or

                                    b. issues or sells any security ultimately
convertible into shares of Common Stock, then, in each such case, the price per share of Common Stock issuable on the exercise of the rights or options or the conversion of the securities will be determined by dividing the total amount, if any, received or receivable by the corporation as consideration for the granting of the rights or options or the issue or sale of the convertible securities, plus the minimum aggregate amount of additional consideration payable to the corporation on exercise or conversion of the securities, by the maximum number of shares of Common Stock issuable on the exercise of conversion. Such granting or issue or sale will be considered to be an issuance or sale for cash of the maximum number of shares of Common Stock issuable on exercise or conversion at the price per share determined under this subsection, and the Conversion Price for the Series A-G Preferred Stock will be adjusted as above provided to reflect (on the basis of that determination) the issuance or sale. No further adjustment of the Conversion Price will be made as a result of the actual issuance of shares of Common Stock on the exercise of any such rights or options or the conversion of any such convertible securities.

                             (9) Upon the redemption or repurchase of any such
securities convertible or exercisable into Common Stock, or the expiration or termination of the right to convert into, exchange for, or exercise with respect to, Common Stock, the Conversion Price will be readjusted to such price as would have been obtained had the adjustment made upon their issuance been made upon the basis of the issuance of only the number of such securities as were actually converted into, exchanged for, or exercised with respect to, Common Stock. If the purchase price or conversion or exchange rate provided for in any such security changes at any time, then, upon such change becoming effective, the Conversion Price then in effect will be readjusted forthwith to such price as would have been obtained had the adjustment made upon the issuance of such securities been made upon the basis of: (a) the issuance of only the number of shares of Common Stock theretofore actually delivered upon the conversion, exchange or exercise of such securities, and the total consideration received therefor, and (b) the granting or


14.

issuance, at the time of such change, of any such securities then still outstanding for the consideration, if any, received by the corporation therefor and to be received on the basis of such changed price or rate.

                      (v) SUCCESSIVE CHANGE. The above provisions of this paragraph 4. shall similarly apply to successive issuances, sales, dividends or other distributions, subdivisions and combinations on or of the Common Stock after the applicable Original Issue Date.

                      (vi) NO IMPAIRMENT. The corporation will not, by amendment of the corporation's Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 4. and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Series A-G Preferred Stockholders against impairment.

                      (vii) EXCLUDED EVENTS. Notwithstanding anything in this paragraph 4. to the contrary, the Conversion Price shall not be adjusted by virtue of the conversion of shares of Series A-G Preferred Stock into shares of Common Stock.

                      (viii) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price for any of the Series A-G Preferred Stock, pursuant to this paragraph 4 the corporation, at its expense upon request by any Series A-G Preferred Stockholder shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each such Series A-G Preferred Stockholder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Such certificate shall set forth (1) such adjustment and readjustment, (2) the current Conversion Price for the applicable series of the Series A-G Preferred Stock, at the time in effect, (3) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A-G Preferred Stock, and (4) if such adjustment is the result of an issuance of Common Stock, the number of shares of Common Stock issued and die consideration received therefor.

               (e) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The corporation at all times will reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A-G Preferred Stock such number of its shares of Common Stock as from time to time will be sufficient to effect the conversion of all then outstanding shares of Series A-G Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect such conversion, in addition to such other remedies as may be available to the Series A-G Preferred Stockholders for such failure, the corporation will take such corporate action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

               (f) NO FRACTIONAL SHARE. No fractional shares shall be issued upon


15.

conversion of shares of Series A-G Preferred Stock. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A-G Preferred Stock which the Series A-G Preferred Stockholder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. If the conversion would result in any fractional share, the corporation shall, in lieu of issuing any fractional share, pay the holder an amount in cash equal to the fair market value of such fractional share on the date of conversion (as determined in good faith by the Board of Directors of the corporation).

               (g) NOTICES OF RECORD DATE. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the corporation will mail to each Series A-G Preferred Stockholder at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

               (h) OTHER NOTICES. Any notices required by the provisions of paragraph 3. above or this paragraph 4 to be given to any Series A-G Preferred Stockholder must be in writing and will be deemed given upon personal delivery, one day after deposit with a reputable overnight courier service for overnight delivery or after transmission by facsimile telecopier with confirmation of successful transmission, or five days after deposit in the United States mail, by certified mail postage prepaid, or upon actual receipt if given by any other method, addressed to each holder of such record at his or her address appearing on the books of the corporation.

        5.     COVENANTS.

               (a) Except as otherwise required by law, and in addition to any other rights provided by law, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series A Preferred Stock voting as a class, take any action, or permit any action to be taken, to (1) amend or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation or Bylaws if such action would alter or change the rights, preferences, privileges or powers of or the restrictions provided for the benefit of, the Series A Preferred Stock; (2) increase the number of shares of Series A Preferred Stock authorized hereby; or (3) authorize or issue shares of any class or series of stock having any preference or priority as to voting, liquidation preference or dividends superior or equal to any such preferences or priorities of the Series A Preferred Stock set forth herein.

               (b) Except as otherwise required by law, and in addition to any other rights provided by law, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series B Preferred Stock voting as a class, take any action, or permit any action to be taken, to (1) amend or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation or Bylaws if such action would alter or change the rights, preferences, privileges or powers of, or the


16.

restrictions provided for the benefit of, the Series B Preferred Stock; (2) increase the number of shares of Series B Preferred Stock authorized hereby; or
(3) authorize or issue shares of any class or series of stock having any preference or priority as to voting, liquidation preference or dividends superior or equal to any such preferences or priorities of the Series B Preferred Stock set forth herein.

               (c) Except as otherwise required by law, and in addition to any other rights provided by law, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series C Preferred Stock voting as a class, take any action, or permit any action to be taken, to (1) amend or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation or Bylaws if such action would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Stock; (2) increase the number of shares of Series C Preferred Stock authorized hereby, or (3) authorize or issue shares of any class or series of stock having any preference or priority as to voting, liquidation preference or dividends superior or equal to any such preferences or priorities of the Series C Preferred Stock set forth herein.

               (d) Except as otherwise required by law, and in addition to any other rights provided by law, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series D Preferred Stock voting as a class, take any action, or permit any action to be taken, to (1) amend or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation or Bylaws if such action would alter or change the rights, preferences, privileges or powers of or the restrictions provided for the benefit of the Series D Preferred Stock; (2) increase the number of shares of Series D Preferred Stock authorized hereby, or (3) authorize or issue shares of any class or series of stock having any preference or priority as to voting, liquidation preference or dividends superior to any such preferences or priorities of the Series D Preferred Stock set forth herein.

               (e) Except as otherwise required by law, and in addition to any other rights provided by law, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series E Preferred Stock voting as a class, take any action, or permit any action to be taken, to (1) amend or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation or Bylaws if such action would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the Series E Preferred Stock; (2) increase the number of shares of Series E Preferred Stock authorized hereby; or (3) authorize or issue shares of any class or series of stock having any preference or priority as to voting, liquidation preference or dividends superior to any such preferences or priorities of the Series E Preferred Stock set forth herein.

               (f) Except as otherwise required by law, and in addition to any other rights provided by law, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series F Preferred


17.

Stock voting as a class, take any action, or permit any action to be taken, to
(1) amend or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation or Bylaws if such action would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series F Preferred Stock; (2) increase the number of shares of Series F Preferred Stock authorized hereby; or (3) authorize or issue shares of any class or series of stock having any preference or priority as to voting, liquidation preference or dividends superior or equal to any such preferences or priorities of the Series F Preferred Stock set forth herein.

               (g) Except as otherwise required by law, and in addition to any other rights provided by law, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series G Preferred Stock voting as a class, take any action, or permit any action to be taken, to (1) amend or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation or Bylaws if such action would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series G Preferred Stock; (2) increase the number of shares of Series G Preferred Stock authorized hereby; or (3) authorize or issue shares of any class or series of stock having any preference or priority as to voting, liquidation preference or dividends superior or equal to any such preferences or priorities of the Series G Preferred Stock set forth herein.

               (h) Except as otherwise required by law, and in addition to any other rights provided by law, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the aggregate outstanding shares of Series A-D, F and G Preferred Stock, voting together as a single class, take any action or permit any action to be taken, to (1) make any distributions on equity securities other than in connection with a Liquidation; (2) effectuate a Merger or Sale of Corporation, or a Liquidation; (3) apply any of the corporation's assets to the redemption, retirement, purchase or acquisition of any shares of capital stock, other than pursuant to agreements which permit the corporation to repurchase such shares upon the termination of employment or consulting services to the corporation or in exercise of the corporation's right of first refusal or similar right with respect to a proposed transfer of capital stock; (4) change the number of directors authorized in the corporation's bylaws or Certificate of Incorporation; or (5) increase the number of Compensatory Shares issued or reserved for issue under any stock option or purchase plan (other than as a result of a stock split or a stock dividend declared and paid on the capital stock or as a result of any amendment to the corporation's Certificate of Incorporation); or (6) increase the authorized number of shares of Preferred Stock or Common Stock of the corporation.

                                       V.

        For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

        1. The management of the business and the conduct of the affairs of the corporation


18.

shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

        2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

        Notwithstanding the foregoing provisions of this Section v(2), each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        3. Subject to the rights of the holders of any Series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding stock of voting stock of the Corporation, entitled to vote at an election of directors (the "Voting Stock").

        4. Subject to the rights of the holders of any Series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

        5. In the event that Section 2115(a) of the California Corporations Code is applicable to this corporation, then the following shall apply:


19.

               (a) Every stockholder entitled to vote in any election of directors of this corporation may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are otherwise entitled, or distribute the stockholder's votes on the same principle among as many candidates as such stockholder thinks fit;

               (b) No stockholder, however, may cumulate such stockholder's votes for one or more candidates unless (i) the names of such candidates have been properly placed in nomination, in accordance with the Bylaws of the corporation, prior to the voting, (ii) the stockholder has given advance notice to the corporation of the intention to cumulate votes pursuant to the Bylaws, and (iii) the stockholder has given proper notice to the other stockholders at the meeting, prior to voting, of such stockholder's intention to cumulate such stockholder's votes; and (c) If any stockholder has given proper notice, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. The candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares shall be declared elected.

        6. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend or repeal Bylaws.

               (a) The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

               (b) No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws or by written consent of the stockholders in accordance with the Bylaws prior to the closing of the Initial Public Offering and following the closing of the Initial Public Offering no action shall be taken by the stockholders by written consent.

               (c) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                       VI.

        1. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to


20.

authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        2. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

        1. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph 2 of this
Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

        2. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or Series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI and VII.


21.

                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            EGREETINGS NETWORK, INC.



         EGREETINGS NETWORK, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST: The name of the corporation is EGREETINGS NETWORK, INC.

         SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on October 19, 1999. An Agreement and Plan of Merger was filed with the Secretary of State of the State of Delaware on November 19, 1999. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 19, 1999.

         THIRD: The following amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 141(f) and 242 of the General Corporation Law of the State of Delaware (the "General Corporation Law") by resolutions duly adopted by the Board of Directors of this Corporation and was approved by the stockholders as provided in Section 228 of the General Corporation Law.

         FOURTH: The first paragraph of Article IV of the Amended and Restated Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

                                      "IV.

                  This corporation is authorized to issue two classes of shares of stock, to be designated Common Stock and Preferred Stock, respectively. This corporation is authorized to issue 75,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. The shares of Preferred Stock may be issued from time to time in series. The par value of Common Stock and Preferred Stock is $0.001 per share. Upon the filing of this Certificate of Amendment, every three (3) shares of Common Stock outstanding shall be combined into two (2) shares of Common Stock; provided, however, that the Corporation shall issue no fractional shares of Common Stock, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to the fair market value of such fractional share."

         IN WITNESS WHEREOF, EGREETINGS NETWORK, INC. has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be signed by its Senior Vice President and Secretary in San Francisco, California this _____day of November, 1999.



                                                EGREETINGS NETWORK, INC.

                                                /s/ Andrew J. Moley
                                                -------------------------------
                                                Andrew J. Moley
                                                Senior Vice President

Attest:


/s/ Andrew P. Missan
-------------------------------
Name:   Andrew Missan
Title:  Secretary